Exhibit 21

                Subsidiary                     Jurisdiction           Ownership interest
                                             of incorporation
NTELOS Cable Inc.                                Virginia             Registrant owns 100%

NTELOS Cable of Virginia Inc.                    Virginia             Registrant owns 100%

NTELOS Communications Services Inc.              Virginia             Registrant owns 100%

NTELOS Cornerstone Inc.                          Virginia             Registrant owns 100%

NTELOS Licenses Inc.                             Virginia             Registrant owns 100%

NTELOS Network Inc.                              Virginia             Registrant owns 100%

NTELOS PCS Inc.                                  Virginia             Registrant owns 100%

NTELOS Telephone Inc.                            Virginia             Registrant owns 100%

NTELOS Wireless Inc.                             Virginia             Registrant owns 100%

NTELOS of Pennsylvania Inc.                      Virginia             Registrant owns 100%

NTELOS of Maryland Inc.                          Virginia             Registrant owns 100%

NTELOS of Kentucky Inc.                          Virginia             Registrant owns 100%

NTELOS NetAccess Inc.                            Virginia             Registrant owns 100%

NA Communications Inc.                           Virginia             NetAccess owns 100%

Virginia RSA 6 Cellular Limited Ptrshp.          Virginia             NTELOS Wireless owns 84%; Registrant owns 16%

Richmond 20 MHz, LLC                             Delaware             Virginia RSA 6 Cellular Limited Ptrshp. owns 100%

R&B Communications, Inc.                         Virginia             Registrant owns 100%

Botetourt Leasing, Inc.                          Virginia             R&B Communication owns 100%

Roanoke & Botetourt Telephone Co.                Virginia             R&B Communication owns 100%

R&B Cable, Inc.                                  Virginia             R&B Communication owns 100%

R&B Network, Inc.                                Virginia             R&B Communication owns 100%

The Beeper Company                               Virginia             R&B Communication owns 100%

Virginia PCS Alliance, L.C.                      Virginia             NTELOS PCS owns 65%; R&B Communications owns 26%

Virginia Telecommunications Ptrshp.              Virginia             NTELOS Network owns 50%; R&B Network owns 50%

West Virginia PCS Alliance, L.C.                 Virginia             Registrant owns 45%; R&B Communications owns 34%